Exhibit 10.5

CHANGE IN TERMS AGREEMENT

Unsecured Revolving Subordinated Note

Increase in Principal Amount of Note

Principal Amount: $15,000,000

Final Due Date: April 1, 2009

This Change in Terms Agreement is entered into as of March 26, 2008, between Deere Credit, Inc., a Delaware corporation (“Deere”) and FC Stone, L.L.C., an Iowa limited liability company (the “Borrower”).

Whereas, Deere has provided an Unsecured Revolving Subordinated Loan facility (the “Loan”) in the amount of $3,000,000 governed by a Revolving Subordinated Loan Agreement, dated November 21, 2002, as may be amended from time to time, and evidenced by a note (the “Note”) in the original Principal Amount of $5,000,000, dated November 21, 2002, a First Amendment to the Note in the Principal Amount of $7,000,000 dated November 3, 2003, a Second Amendment to the Note dated February 28, 2005, an extension dated September 21, 2006, a Change in Terms Agreement in the Principal Amount of $12,000,000 dated November 20, 2006, a Change in Terms Agreement in the Principal Amount of $15,000,000 dated February 26, 2007, a Change in Terms Agreement in the Principal Amount of $3,000,000 dated August 15, 2007; and

Whereas, the Borrower has requested an increase to the Revolving Subordinated Loan facility in the amount of $12,000,000 and to amend the Final Due Date from October 1, 2009 to April 1, 2009, and Deere has approved the requested changes as stated herein; now

Therefore, the Principal Amount of the Note shall be increased from $3,000,000 to $15,000,000 and the Final Due Date shall be changed from October 1, 2009 to April 1, 2009.

Borrower and Deere further agree that, Sub-paragraph 1. of the paragraph beginning “Payments shall be paid to Lender as follows:” shall be deleted in its entirety and shall be replaced with the following:

“ 1.

Borrower shall make quarterly payments of interest only for interest accrued during the quarterly periods ending on each March 31, June 30, September 30 and December 31 during the term of the Note. Borrower shall make payments to Lender for such interest amounts on or before the 20th day of the calendar month following the end of each stated quarterly interest period.”

Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Change in Terms Agreement to be executed by their duly authorized officers as of the date first shown above.

Deere Credit, Inc.		FC Stone, L.L.C.

By:		By:
Title:	Account Credit Manager	Title:	EVP / CFO